Exhibit 10.1

AMENDMENT NO. 1 TO THE
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of May 22, 2015, is entered into by and among ON DECK ASSET COMPANY, LLC, a Delaware limited liability company (“Company”), the Lender party hereto which constitutes each affected Lender, and WC 2014-1, LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”).
RECITALS:
WHEREAS, Company, the Lenders party thereto from time to time, the Administrative Agent and Deutsche Bank Trust Company Americas, as Paying Agent and as Collateral Agent, entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of December 19, 2014, pursuant to which the Lenders have made advances and other financial accommodations to Company. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement;
WHEREAS, Company, the Lender party hereto and Administrative Agent, as applicable, have agreed to amend the Credit Agreement as set forth herein subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.AMENDMENTS TO THE CREDIT AGREEMENT
The Credit Agreement is, effective as of the First Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3.1 hereof, hereby amended as follows:

1.1    Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement shall be amended to replace the definitions of “Adjusted EPOB”, “Applicable Advance Rate”, “Revolving Commitment Termination Date” and “Undertakings Agreement” as follows:
“Adjusted EPOB” means, as of any date of determination, the excess of (a) the Eligible Portfolio Outstanding Principal Balance as of such date over (b) the sum of, without duplication, (i) the aggregate Excess Concentration Amounts as of such date, (ii) the product of 70% and the aggregate Eligible Portfolio Outstanding Principal Balance of all 10-20 Day Delinquent Receivables as of such date, and (iii) the Delinquent LOC Receivable Balance.
“Applicable Advance Rate” means (a) for Eligible Receivables other than 91% Eligible Receivables and LOC Receivables, 95%, (b) for Eligible Receivables constituting both Term Receivables and 91% Eligible Receivables, 91%, and (c) for Eligible Receivables constituting LOC Receivables, 70% (or, if the Average LOC

Excess Spread is 8% or less for any of the three most recently ended Monthly Periods, 55%), provided that the Applicable Advance Rate shall be zero for any LOC Receivable as to which the Receivables Obligor fails to pay in full the first Payment due after the extension of any advance under the related OnDeck LOC unless and until the first date (if any) thereafter upon which such LOC Receivable has a Missed Payment Factor of zero, in which case the Applicable Advance Rate for such Eligible Receivable shall be 70% (or, if the Average LOC Excess Spread is 8% or less for any of the three most recently ended Monthly Periods, 55%).
“Revolving Commitment Termination Date” means the earliest to occur of (i) May 22, 2017; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.9(b); and (iii) the date of the termination of the Revolving Commitments pursuant to Section 7.1.
“Undertakings Agreement” means that certain Second Amended and Restated Undertakings Agreement, dated as of the First Amendment Effective Date, as the same may be amended, restated, supplemented or otherwise modified from time to time by and among Holdings, the Company, the lenders party thereto, the Paying Agent and the Administrative Agent.
1.2    Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement shall be amended to add the following definitions:
“80% Drawn LOCs” means any Eligible Receivable that is an LOC Receivable and, as of the last day of each of the three (3) immediately preceding Monthly Periods (for the avoidance of any doubt, a Borrowing Base Certificate issued on a Monthly Reporting Date shall be calculated utilizing the last day of each of the three (3) months immediately preceding such Monthly Reporting Date), had a Combined LOC OPB that was, on a percentage basis, greater than 80% of the “Credit Limit” then applicable pursuant to the applicable Receivables Agreement of the Receivables Obligor thereunder.
“Co-Existence LOC Receivable” means, as of any date of determination, any LOC Receivable regarding which the Receivables Obligor thereunder is also an obligor under at least one other Term Receivable (whether or not such Term Receivable is owned by the Company).
“Delinquent LOC Receivable” means any LOC Receivable which, as of the date of its advance, (i) had a Missed Payment Factor of one (1) or higher as of the close of business on the immediately preceding Business Day, or (ii) the Receivables Obligor thereunder is the obligor under at least one other Receivable which had a Missed Payment Factor of one (1) or higher as of the close of business on the immediately preceding Business Day.
“Delinquent LOC Receivable Balance” means, with respect to any Delinquent LOC Receivable as of any date, the unpaid principal balance of such LOC Receivable as set forth on the Servicer’s books and records as of the close of business on the immediately preceding Business Day (but excluding, for the avoidance of doubt, the unpaid principal balance of any other LOC Receivable originated under the same OnDeck LOC).
“Fee Letter” means the letter agreement dated as of the First Amendment Effective Date between the Company and WC 2014-1, LLC.
“First Amendment Effective Date” has the meaning set forth herein.
“Previously Originated LOC Receivable” means any LOC Receivable relating to an OnDeck LOC with respect to which the date of the first advance thereunder occurred on or prior to the First Amendment Effective Date.
1.3    Section 1.1 of the Credit Agreement. Clause (e) of the definition of “Permitted Asset Sale” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:
“(e) the sale by Company of LOC Receivables (x) to Holdings who immediately thereafter sells such Receivables to a special-purpose Subsidiary of Holdings or (y) directly to a special-purpose Subsidiary of Holdings, in either case in connection with (i) a term securitization transaction occurring from and after the six-month anniversary of the First Amendment Effective Date involving the issuance of securities rated at least investment grade by one or more nationally recognized statistical rating organizations and such LOC Receivables and special-purpose Subsidiary or (ii) a financing transaction occurring from and after the six-month anniversary of the First Amendment Effective Date involving such LOC Receivables and special-purpose Subsidiary so long as, in either case, (A) the amount received by Company therefore and deposited into the Collection Account is no less than the aggregate Outstanding Principal Balances of such LOC Receivables, (B) such sale is made without representation, warranty or recourse of any kind by Company (other than customary representations regarding title, absence of liens on such LOC Receivables, status of Company, due authorization, enforceability, no conflict and no required consents in respect of such sale), (C) the manner in which such LOC Receivables were selected by Company does not adversely affect the Lenders, (D) the agreement pursuant to which such LOC Receivables were sold to Holdings or such special-purpose Subsidiary, as the case may be, contains an obligation on the part of Holdings or such special-purpose Subsidiary to not file or join in filing any involuntary bankruptcy petition against Company prior to the end of the period that is one year and one day after the payment in full of all Obligations of Company under this Agreement and not to cooperate with or encourage others to file involuntary bankruptcy petitions against Company during the same period, and (E) unless otherwise waived by the Requisite Lenders in accordance with this Agreement, on the Business Day prior to such sale, (1) the Pro Forma 15 Day Delinquency Percentage shall not be greater than the 15 Day Delinquency Percentage, before giving effect to such sale, and (2) the Pro Forma Delinquency Percentage shall not be greater than the Delinquency Percentage, before giving effect to such sale.”
1.4    Section 2.7 of the Credit Agreement. Section 2.7 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

2.7    Fees.
(a)    Company agrees to pay to the Person entitled to payment thereunder the amounts set forth in the Fee Letter.
(b)    All fees referred to in Section 2.7(a) shall be calculated on the basis of a 360‑day year and the actual number of days elapsed and shall be payable monthly in arrears on (i) each Interest Payment Date during the Revolving Commitment Period, commencing in June 2015, and (ii) on the Revolving Commitment Termination Date.
1.5    Section 6.8 of the Credit Agreement. Section 6.8 of the Credit Agreement shall be amended and restated in its entirety to read as follows:
6.8     Fundamental Changes; Disposition of Assets; Acquisitions. Company shall not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than acquisitions of Eligible Receivables, or Permitted Investments in a Controlled Account (and property received from time to time in connection with the workout or insolvency of any Receivables Obligor)) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, provided that, notwithstanding the foregoing, (a) Permitted Asset Sales of Term Receivables and LOC Receivables (other than Co-Existence LOC Receivables) may occur so long as no Event of Default pursuant to Section 7.1(a), 7.1(g), 7.1(h) or 7.1(p) has occurred and is continuing, (b) Permitted Asset Sales of Co-Existence LOC Receivables may occur (i) so long as no Event of Default has occurred and is continuing, and (ii) from and after the occurrence of any Event of Default so long as such Event of Default has been continuing for more than thirty (30) days, and (c) notwithstanding the limitations set forth in the foregoing clauses (a) and (b), Permitted Asset Sales under clause (d) of the definition thereof shall be permitted at all times subject to receipt of the consent required therein.
1.6    Appendix C to the Credit Agreement. Appendix C to the Credit Agreement shall be amended to replace subsection (o) in its entirety to read as follows:

(o)
if a Term Receivable, such Receivable has a Receivables Yield greater than or equal to 19% per annum; and if (i) an LOC Receivable (other than a Previously Originated LOC Receivable), such Receivable has a Receivables Yield greater than or equal to 36%, or (ii) a Previously Originated LOC Receivable, such Receivable has a Receivables Yield greater than or equal to 29%;

1.7    Appendix D to the Credit Agreement. Appendix D to the Credit Agreement shall be amended to replace subsection (c) in its entirety and to add subsections (d), (e) and (f) thereto thereafter to read as follows:

(c)    On or after June 1, 2015, the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables that are Term Receivables exceeds 0% of the Outstanding Principal Balance of all Eligible Receivables;

(d)    the aggregate amount by which the aggregate Outstanding Principal Balance of all 80% Drawn LOCs exceeds 40% of the Outstanding Principal Balance of all Eligible Receivables that are LOC Receivables;

(e)    the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables that are LOC Receivables that have a Missed Payment Factor of three (3) or higher exceeds 5% of the Outstanding Principal Balance of all Eligible Receivables; and

(f)     the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables that are LOC Receivables that are Delinquent Receivables exceeds 10% of the Outstanding Principal Balance of all Eligible Receivables.

1.8    Appendix E to the Credit Agreement. Appendix E to the Credit Agreement shall be amended to replace subsection (f) in in full to read as follows:
(f)    For any Monthly Period beginning with June 2015, the Average LOC Excess Spread for such Monthly Period shall not be less than 6.5%; or

SECTION 2.    REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and Lender party hereto to enter into this Amendment, Company represents and warrants to each Agent and Lender party hereto, on the First Amendment Effective Date, that the following statements are true and correct, it being understood and agreed that the representations and warranties made on the First Amendment Effective Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby:
2.1    Due Authorization. The execution, delivery and performance of this Amendment, the Fee Letter and the Undertakings Agreement have been duly authorized by all necessary action on the part of Company.
2.2    No Conflict. The execution, delivery and performance by Company of this Amendment and the consummation of the transactions contemplated hereby, do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to it, its Organizational Documents, or any order, judgment or decree of any court or other agency of government binding on it; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation; or (c) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval or consent of any Person under any of its Contractual Obligations, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date.
2.3    Binding Obligation. This Amendment has been duly executed and delivered by the Company and each is the legally valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
2.4    No Default. No Default or Event of Default exists or is continuing as of the First Amendment Effective Date.
2.5    Credit Document and Related Agreements Representations and Warranties. All of the representations and warranties made by Company or Holdings in the Credit Documents and Related Agreements are true and correct in all material respects on and as of the First Amendment Effective Date as if made on the First Amendment Effective Date, except to the extent any such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct in all material respects as of such date.
SECTION 3.    MISCELLANEOUS
3.1    Conditions of Effectiveness. This Amendment shall become effective as of the date (such date, the “First Amendment Effective Date”) when, and only when Administrative Agent shall have received counterparts of (a) this Amendment executed by Company, the Administrative Agent and the Lender party hereto, (b) the Second Amended and Restated Underwriting Agreement executed by the Company, Holdings, the Paying Agent and the Administrative Agent and (c) the Fee Letter.
3.2    Reference to and Effect on the Credit Agreement and the Other Credit Documents.
(a)    On and after the First Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Credit Documents and the Related Agreements to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment is hereby designated as a Credit Document for all purposes of the Credit Documents.
(b)    Except as expressly set forth herein, no other amendments, changes or modifications to the Credit Agreement and each other Credit Document are intended or implied, and in all other respects the Credit Agreement and each other Credit Document are and shall continue to be in full force and effect and are hereby in all respects specifically ratified, restated and confirmed by all parties hereto as of the First Amendment Effective Date and Company shall not be entitled to any other further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this Amendment and the other Credit Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, Administrative Agent or Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
3.3    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
3.4    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
3.5    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
3.6    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
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IN WITNESS THEREOF, the parties hereto have caused Amendment No. 1 to the Second Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ON DECK ASSET COMPANY, LLC, as Company

By:    /s/ Cory Kampfer
Name: Cory Kampfer
Title: Corporate Secretary

WC 2014-1, as Administrative Agent

By:    /s/ Patrick Lo
Name: Patrick Lo
Title: Authorized Person

WC 2014-1, as a Lender

By:    /s/ Patrick Lo
Name: Patrick Lo
Title: Authorized Person